UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

New York	16-0971022
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

368 Pleasant View Drive, Lancaster, NY	14086
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [✓]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates:   Registration No. 33-11543 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None
(Title of Class)

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

Class A Common Stock, par value $0.01 per share.

The relative rights, preferences and limitations of the Company's Class A and Class B common stock can be summarized as follows: Holders of Class A shares are entitled to elect 25% of the Board of Directors so long as the number of outstanding Class A shares is at least 10% of the combined total number of outstanding Class A and Class B common shares. Holders of Class A common shares have one-tenth the voting power of Class B common shares with respect to most other matters.

In addition, Class A shares are eligible to receive dividends in excess of (and not less than) those paid to holders of Class B shares. Holders of Class B shares have the option to convert at any time, each share of Class B common stock into one share of Class A common stock.

Item 2.    Exhibits.

Exhibit No.	Description
1	Certificate of Incorporation (1)
2	Certificate of Amendment of Certificate of Incorporation filed on March 23, 1970 (1)
3	Certificate of Amendment of Certificate of Incorporation filed on January 19, 1982 (1)
4	Certificate of Amendment of Certificate of Incorporation filed on January 29, 1987 (1)
5	Certificate of Amendment of Certificate of Incorporation filed on February 10, 1987 (1)
6	Restated By-Laws adopted on July 30, 1986 by Board of Directors (1)
7	Certificate of Change under Section 805-A of the Business Corporation Law filed August 18, 1988 (2)
8	Specimen Class A Common Stock Certificate (1)

(1) Filed as exhibits to the Company’s Registration Statement on Form S-1, as amended by Amendment Nos. 1 and 2, (Registration No. 33-11543), and incorporated herein by reference.
(2) Filed as exhibits to the Company’s Form 10-K for Fiscal Year Ending July 31, 2002, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.

Registrant:	ECOLOGY AND ENVIRONMENT, INC.
Date:	September 5, 2008
By:	/s/ Homer John Mye, III
Homer John Mye, III Vice President and CFO